UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 13, 2020

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

333-173665	LG&E and KU Energy LLC			20-0523163
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	LG&E and KU Energy LLC
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	LG&E and KU Energy LLC
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 – Other Events

Item 8.01 Other Events

On November 13, 2020, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and collectively with LG&E, the “Companies”) announced that they anticipate filing requests with the Kentucky Public Service Commission ("KPSC") on or after November 25, 2020 for increases in annual electricity revenues at LG&E and KU and annual gas revenues at LG&E.

The anticipated applications request an increase in annual electricity revenues of approximately $131 million and $170 million at LG&E and KU, respectively, and an increase in annual gas revenues of approximately $30 million at LG&E. The proposed revenue increases would be an increase of 11.6% and 10.4% in electricity revenues at LG&E and KU, respectively, and an increase of 8.3% in gas revenues at LG&E. The Companies are also requesting approval for a one-year billing credit which will credit customers approximately $53 million, representing approximately $39 million and $12 million for LG&E and KU electricity customers and $2 million for LG&E gas customers. The billing credit represents the return to customers of certain regulatory liabilities on the Companies' balance sheets and serves to partially mitigate the rate increases mentioned above during the first year in which the new rates are in effect.

LG&E's and KU's applications also include requests for certificates of public convenience and necessity to deploy advanced metering infrastructure across LG&E's and KU’s service territories in Kentucky.

The applications will be based on a forecasted test year of July 1, 2021 through June 30, 2022 and a requested authorized return-on-equity of 10.0%. Subject to KPSC approval, the requested rates, decreased by the amount of the billing credit, are expected to become effective on July 1, 2021.

The proceedings have been designated as KPSC Case No. 2020-00350 for LG&E and Case No. 2020-00349 for KU.

The Companies cannot predict the outcome of these proceedings.

Statements in this report regarding future events and their timing, including the Companies’ proposed rate changes, future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation’s, LG&E and KU Energy LLC’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

KENTUCKY UTILITIES COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

Dated:  November 13, 2020